UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 Current Report

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 21, 2005

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                        Commission File Number 000-24965

                             ADVANCED ID CORPORATION
        (Exact name of small business issuer as specified in its charter)

                South Dakota                             46-0439668
       (State or other jurisdiction                    (IRS Employer
       of incorporation or organization)              Identification No.)

       6143 - 4 Street SE, Suite 14
         Calgary, Alberta, Canada                          T2H 2H9
           (Address of principal                        (Postal Code)
             executive office)

                           Issuer's telephone number:
                                 (403) 264-6300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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                             ADVANCED ID CORPORATION
                                    FORM 8-K
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                                TABLE OF CONTENTS

Section 5         Corporate Governance and Management                         3

Section 7         Regulation FD                                               4

Section 9         Financial Statements and Exhibits                           4

                  Signatures                                                  4

                  Exhibit Index                                               4

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Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


On July 21, 2005, Barry Bennett and Todd Noble each tendered their resignation as Directors of Advanced ID Corporation and whose resignations were accepted by the Board of Directors effective the same date. Messrs. Bennett and Noble did not serve on any Company committees as none had been established to date. It is the intent of the Board to establish all requisite committees in due course and until such time; the Board will continue to perform these functions. Also on July 21, 2005, the Board of Directors appointed Terry Fields and David Goldenberg to the Board of Directors.

As part of the Company's strategic plan to move towards a listing on a senior stock exchange, Terry Fields was added as the Company's first independent director. Fields practiced law in California for over thirty-three years, initially in litigation, but ultimately concentrating in corporate and business law. Fields has been a director of twelve public corporations over the last twenty years and President of six of those, equally distributed between the U.S. and Canada. Fields has extensive business experience, especially with public corporations and their securities, as well as mergers and acquisitions. Fields has strong ties with the financial communities, both domestic and international, having lived in Europe for five years. At present, Fields is President and Director of Sunburst Acquisitions IV (SBAQ), Bishop Resources Inc. (BIS) and Visual Statement Inc., a private Canadian corporation.

Mr. Goldenberg was appointed to the Board of Directors as the representative for Heritage Ventures Ltd., the Company's largest shareholder currently holding approximately 38% of the outstanding common shares. Goldenberg brings over twenty five years of legal experience to the company. During that time, he represented both private and public companies, sat on numerous Boards of Directors, was involved in various areas of securities law, and has taught and published in Alberta on many aspects of corporate law. Goldenberg has extensive experience and knowledge of the Company and is currently the acting President of Heritage Ventures Ltd. In addition, Goldenberg is a director for Borealis Exploration Limited, Screen Giant Media Corp. and Stanley Park Court Ltd.

There are no understandings or arrangements between Messrs. Fields and Goldenberg and any other person pursuant to which Messrs. Fields and Goldenberg were selected as directors. Messrs. Fields and Goldenberg presently do not serve on any Company committees. Messrs. Fields and Goldenberg may be appointed to serve as members of a committee although there are no current plans to do so as of the date hereof. Messrs. Fields and Goldenberg do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Messrs. Fields and Goldenberg have never entered into a transaction, nor are there any proposed transactions, between Messrs. Fields and Goldenberg, and the Company other than their roles as directors.


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Section 7 - Regulation FD.

Item 7.01   Regulation FD Disclosure.

On July 27, 2005, the Registrant issued a press release announcing the events described in Item 5.02. A copy of this press release is attached hereto as
Exhibit 99.1. The information set forth in this Item 7.01, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filings made under the Securities Act of 1933, except as expressly set forth by specific reference in any such filing.

Section 9 - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

      Not Applicable.

(b) Pro Forma Financial Information.

      Not Applicable.

(c) Exhibits.

Exhibit No.         Description

99.1 Press release dated July 27, 2005, by Advanced ID Corporation announcing the appointment of Messrs. Fields and Goldenberg to the Board of Directors and the resignations of Messrs. Bennett and Noble from the Board of Directors.


Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Advanced ID Corporation (Registrant)

Dated: July 27, 2005                   By: /s/ Barry I. Bennett
                                           --------------------
                                       Barry I. Bennett
                                       Chief Executive Officer and President

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